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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Genaissance Pharmaceuticals, Inc. pertaining to the 2000 Amended and Restated Equity Incentive Plan, as amended of our reports dated March 1, 2004 and March 14, 2003 with respect to the financial statements of Lark Technologies, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Houston, Texas
May 13, 2004

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Consent of Independent Auditors